BRITISH AIRWAYS
                                  Cabin Systems
                          Aircraft Interiors Purchasing
                             London Heathrow Airport
                        PO Box 10 D4 TBA (S323) - TW6 2JA
                            tel, +44 (0) 20 8562 8129
                            fax +44 (0)  20 8562 8469
                   email: rashmi.1.parmar@british-airways.com

Mark Wheeler
President
Sky E-Com Corporation
17300 17th Street
Suite J-117
Tustin, CA 92680
USA

Kevin Rogers
President
IntelliWorxx Technologies
1819 Main Street
Suite 1101
Sarasota, FL 34236
USA

5 May 2000

CONFIDENTIAL AND SUBJECT TO CONTRACT

Dear Mark and Kevin,

SkyTablet Mobile Computers

     The purpose of this Letter of Intent (this "Letter") is to summarise initial discussions which have taken place to date between British Airways Plc ("British Airways"), Sky E-com Corporation ("Sky E-Com") and Intelliworxx Technologies ("IntelliWorxx") and to set out the intentions of the parties in relation to the use of the SkyTablet mobile computer ("SkyTablet") in the context of in-flight entertainment.

     This Letter is subject to contract and, save for the obligations of confidentiality particularised below, there is no intention to create or imply
(or constitute any offer of which would give rise to) legally binding obligations or duties in any way between the parties at any stage. No warranty, representation, express or implied, is hereby given.

     The discussions between British Airways, Sky E-Com and IntelliWorxx concern the role of the SkyTablet within British Airways' passenger entertainment arena, and thus a mutual desire to identify commercial opportunities for the parties in this regard. British Airways recently conducted an independent market study which yielded compelling reasons to move the project from its present in-lounge concept evaluation to an in-flight trial status.

     Accordingly, British Airways proposes that Sky E-Com and Intelliworxx will join selected British Airways' staff to conduct an in-flight trial of the SkyTablet on one or more British Airways' aircraft, commencing as soon as is reasonably feasible for both parties. The goals and objectives, number of SkyTablets, aircraft types, flights on which the SkyTablets will be placed, market research personnel, Sky E-Com personnel involved and the market research questionnaires which will be used will be identified by British Airways, Sky E-Com and IntelliWorxx and developed within the next few weeks.

                                                      PO Box 1O Heathrow Airport
                                    Hounslow Middlesex TW6 2JA Tel 0181 562 8129
                                       5Telex 8813983 BAWYSC G Cables Britishair

                                                           British Airways Plc.,
            Registered Office: Speedbird House Heathrow Airport Hounslow TW6 2JA
                                               Registered in England No. 1777777

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     It is British Airways'  current  intention that if the goals and objectives of the flight trial are achieved to the satisfaction of British Airways (in its sole discretion), to continue conversations with Sky E-Com and IntelliWorxx regarding the possibility of progressing with the SkyTablet on a number of British Airways' aircraft. The parties agree that the results of these conversations will depend upon reaching agreement on, amongst other things, the operational, safety, marketing and economic aspects of the programme.

     It is British Airways', Sky E-Com's and IntelliWorxx's common intention that the proposed joint activity shall be conducted in accordance with the highest business practices, and the parties will nominate equivalent employees to meet and discuss the methodology and practical details relating to the matters mentioned in this letter.

     The parties agree that this Letter, its terms and the existence of the discussions summarised herein shall be treated as confidential by each of the parties. Any information or data disclosed or caused to be disclosed for the purpose of or in connection with such discussions by one party (the "Disclosing Party") to the other party (the "Receiving Party") shall be treated as confidential and secret by the Receiving Party and used only for the purpose of the discussions pursuant to this letter and shall not be disclosed to a third party unless otherwise agreed by the prior written permission of the Disclosing Party.

     This letter shall in all respects be governed by, and construed in accordance with, English law.

     Please signify your acceptance of and agreement to this letter by signing the duplicate copy and returning the same to the undersigned.

With Kind Regards
Yours faithfully

/s/Rashmi Parmar
RASHMI PARMAR
PURCHASING EXECUTIVE
For and on behalf of British
Airways Plc.

I hereby agree to and accept the terms of the foregoing

/s/Mark Wheeler                                 5 May 2000
[Name]
For and on behalf of                            Date
Sky E-Com Corporation

/s/K Rogers                                     7 May 2000
[Name]
For and on behalf of                            Date
IntelliWorxx Technologies



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